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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 26, 2004
(Date of earliest event reported)

McDATA Corporation
(Exact name of registrant as specified in its charter)

A Delaware Corporation	000-31257	84-1421844
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

380 Interlocken Crescent, Broomfield, Colorado 80021
(Address of principal executive offices, including Zip Code)

Telephone Number (720) 558-9000
(Registrant's telephone number, including area code)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)
Exhibit

99.1
Press Release of McDATA Corporation dated February 26, 2004

99.2
Non-GAAP Reconciliation of Equity Investment in Aarohi

ITEM 9. REGULATION FD DISCLOSURE

        On February 26, 2004, McDATA Corporation ("McDATA") issued a press release, attached hereto as Exhibit 99.1, announcing Fourth Quarter 2003 results. Other information to be disclosed on the earnings call will be:

  •
  McDATA had strong switch growth in fiscal 2003 with more than a 100 percent increase in sales over switch sales in 2002.

  •
  Total port count increased in the fourth quarter approximately 12 percent sequentially.

  •
  McDATA noted that in the future it plans to announce a product in the SAN Routing space, which is expected to expand its leadership position in that segment.

  •
  McDATA has completed the integration of Nishan Systems and Sanera Systems into McDATA.

  •
  Hitachi Data Systems was again a "ten percent or greater" customer of McDATA's in the fourth quarter of 2003.

  •
  McDATA's international revenues accounted for more than 35 percent of McDATA's total revenues in the fourth quarter of 2003.

  •
  More than 10 percent of its revenues in the fourth quarter came from FICON sales.

  •
  McDATA's deferred revenue at January 31, 2004 was approximately $40 million. McDATA's deferred revenue balance has approximately doubled over the past four quarters, largely due to an increase in attach rates of extended maintenance contracts.

  •
  McDATA's Days Sales Outstanding (DSO) for the fourth quarter of 2003 was 51 days, compared to 58 days in the third quarter of 2003. The company expects DSO to be in the mid-to-low 50s in the first quarter of 2004.

  •
  Net inventory at the end of McDATA's fourth quarter of 2003 was $11 million. Operating cash flow for the quarter was $15.9 million, capital expenditures were $5.5 million, and depreciation and amortization was $16.3 million.

  •
  The weighted average diluted share count for the fourth quarter was approximately 118.5 million, and the weighted average diluted share count for the full year 2003 was approximately 118.2 million.

        In addition to the information provided on its earnings conference call, McDATA announced that in January 2004, it entered into a three-year litigation support and consulting agreement with John F. McDonnell, its former Chairman, to render litigation support and consulting services to McDATA. Under the arrangement, McDATA is assured on demand access to Mr. McDonnell at a rate of $250 per hour and the reimbursement of out-of-pocket expenses. The arrangement was reviewed by a committee of independent directors of the Board of Directors.

        In February 2004, McDATA entered into a six-month standard lab services agreement with JRBM Incorporated ("JRBM"), a company partially owned by John F. McDonnell. Under this arrangement, we lease approximately 155 square fee of unused lab space and equipment to JRBM at an arms-length market rate, and JRBM may purchase McDATA products under our standard OpenReady™ equipment discount program. The arrangement was reviewed by a committee of independent directors of the Board of Directors. JRBM has also made a business proposal to McDATA to review our SANavigator® software, over a nine month period, for the purpose of potentially reselling, licensing or utilizing certain features or modules of SANavigator® and potentially developing application program interfaces. The agreement was signed on February 25, 2004 (with a February 27, 2004 effective date) by both parties after a review by a committee of independent directors of the Board of Directors.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDATA Corporation
By:	/s/ THOMAS O. MCGIMPSEY Thomas O. McGimpsey Vice President, General Counsel and Business Development

        Dated: February 26, 2004

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  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
  ITEM 9. REGULATION FD DISCLOSURE
SIGNATURE